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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in this Amendment No. 3 to the Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report dated May 9, 1997 included in Urohealth Systems, Inc.'s Annual Report on Form 10-K on our audits of the financial statements of Microsurge, Inc. as of March 31, 1997 and 1996 and for the year ended March 31, 1997, the nine months ended March 31, 1996 and the year ended December 31, 1995 (not separately included therein). We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

September 9, 1997